EXHIBIT 10.44

REVOLVING NOTE

Palm Beach County, Florida
U.S. $15,000,000.00	June 30, 2011

FOR VALUE RECEIVED, the undersigned, Digital Domain Media Group, Inc., a Florida corporation (formerly known as Digital Domain Holdings Corporation, a Florida corporation) (the “Borrower”) hereby promises to pay to the order of Comvest Capital II, LP, a Delaware limited liability company (“Comvest”) the aggregate principal amount of the sum of (a) Fifteen Million Dollars (U.S. $15,000,000.00) or such lesser principal amount of Revolving Loans made by Comvest under the Credit Agreement and (b) Revolving Loan PIK Interest, together with interest accrued on the unpaid principal amount of this Note plus all fees, expenses and other costs as provided for in that certain Credit Agreement, of even date herewith, among the Borrower, Comvest, as administrative agent (the “Administrative Agent”), Comvest, as a lender (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”).  All capitalized terms not otherwise defined herein shall have the meanings and definitions set forth in the Credit Agreement.  This Note is the Revolving Note referred to in, and is entitled to the benefits and conditions of, the Credit Agreement.

1.           Payment of Principal and Interest.  The Borrower promises to pay principal and interest (including, without limitation, beginning on January 1, 2012, Revolving Loan PIK Interest) on all amounts due and owing hereunder and pursuant to the Credit Agreement from the date hereof until all such amounts due and owing are paid in full, payable at the interest rate and at the time(s) as set forth in the Credit Agreement.  Revolving Loan PIK Interest accruing from time to time pursuant to Section 2.04(b)(ii) of the Credit Agreement shall become part of the outstanding principal amount of this Note for all purposes until paid.  All payments of principal and interest made by Borrower with respect to this Note shall be paid to Comvest by wire transfer of immediately available funds to such account as Comvest shall so direct or by certified check.  Any payments received after 3:00 PM (Florida time) on the date when due shall be deemed received on the following Business Day.  All payments made with respect to this Note shall be made in United States Dollars.

2.           Prepayment.  This Note is subject to the prepayment provisions set forth in Section 2.03 of the Credit Agreement.

3.           Late Charge.  If any amounts due and owing under the Revolving Loans are not paid within five (5) business days of the date when due, the Borrower shall pay Comvest a “late charge” in the amount of five percent (5%) of the amount of the payment that is past due.

4.           Event of Default.  Upon the occurrence and during the continuance of an Event of Default as set forth in the Credit Agreement, Comvest shall have the rights and remedies that are set forth in the Credit Agreement and the other Loan Documents.  Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay to Comvest interest on any overdue payment of principal, interest, charges and premiums at a rate per annum equal at all times to twenty-four percent (24%) per annum if the Event of Default was a Monetary Default or six percent (6%) per annum above the rate per annum required to be paid hereunder if the Event  of Default was a Non-monetary Default, from the date the same shall become due and payable until the date paid.

5.           Secured Note.  This Note is secured by the Collateral as set forth in the Collateral Documents.

6.           Maximum Interest Rate. In no event shall the interest rate payable with respect to this Note exceed the maximum rate of interest permitted to be charged under applicable law (the “Maximum Interest Rate”).  If the amount of interest payable for the account of Comvest exceeds the Maximum Interest Rate, the amount of interest payable for Comvest’s account on such interest payment date shall automatically be reduced to the Maximum Interest Rate.

7.           Amendments, Etc.  No amendment or waiver of any provision of this Note, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Comvest, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.           Expenses.  The Borrower hereby agrees upon demand to pay to Comvest the amount of any and all reasonable fees and expenses in accordance with the terms set forth in the Credit Agreement.

9.	Waivers; Remedies.

(a)           The Borrower hereby waives all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, as well as any presentment for payment, demand, notice of dishonor and protest of this Note.

(b)           No failure on the part of Comvest to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

10.         Assignment.  This Note may be assigned in accordance with the assignment provisions set forth in the Credit Agreement.

11.         Severability.  The provisions of this Note shall be severable and the invalidity or unenforceability of any one or more of the provisions of this Note shall not affect the validity and enforceability of the other provisions.

12.         No Setoffs.  No indebtedness evidenced by this Note shall be deemed to have been setoff or shall be setoff or compensated by all or part of any claim, cause of action, counterclaim or cross-claim, whether liquidated or unliquidated, which the Borrower may have or claim to have against Comvest.  Furthermore, in respect to the present indebtedness of, or any future indebtedness incurred by, the Borrower to Comvest, the Borrower waives, to the fullest extent permitted by law, the benefits of any applicable law, regulation or procedure that substantially provides that, if (i) cross-demands for money have existed between persons at any point in time and (ii) neither demand was barred by the applicable statute of limitations and (iii)  an action is thereafter commenced by one such person, then the other may assert in his answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the answer be barred by the applicable statute of limitations.

13.         Loss, Theft, Destruction or Mutilation of Note.  In the event of the loss, theft or destruction of this Note, upon Comvest’s written request, accompanied by an indemnification and/or security reasonably satisfactory to the Borrower, or in the event of the mutilation of this Note, upon Comvest’s surrender to the Borrower of the mutilated Note, the Borrower shall execute and deliver to Comvest (or any party that Comvest designates), as the case may be, a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

14.         Unconditional Payment.  If any payment received by Comvest hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to the Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.  No release of any security for this Note or any party liable for payment of this Note shall release or affect the liability of the Borrower or any other party who may become liable for payment of all or any part of the indebtedness evidenced by this Note.  Comvest may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of the Borrower hereunder and without waiving any rights which Comvest may have hereunder or under any of the other Loan Documents or under applicable law or in equity.

15.         Relationship of Parties.  THE RELATIONSHIP BETWEEN THE BORROWER AND COMVEST IS, AND AT ALL TIMES SHALL REMAIN, SOLELY THAT OF DEBTOR AND CREDITOR, AND SHALL NOT BE, OR BE CONSTRUED TO BE, A JOINT VENTURE, EQUITY VENTURE, PARTNERSHIP OR OTHER RELATIONSHIP OF ANY NATURE.

16.         Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a)           This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of law principles that may cause the laws of another jurisdiction to apply.

(b)           The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state court located within the State of Delaware or the United States District Court for Delaware, in connection with any action or proceeding arising out of or relating to this Note or any document or instrument delivered pursuant to this Note or otherwise.  In any such litigation, the Borrower waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Borrower, at the Borrower’s address set forth on the  signature page hereto.  The Borrower hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(c)           The Borrower irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Note, or the actions of Comvest in the negotiation, administration, performance or enforcement thereof.

16.         Lien Subordination.  This Note is subject to the Lien Subordination Agreement. In the event of a conflict between the provisions of this Note and the Lien Subordination Agreement, the Lien Subordination Agreement shall govern and control.

[signature page attached hereto]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

BORROWER:

Digital Domain Media Group, Inc. (f/k/a Digital
Domain Holdings Corporation)

By:	/s/ John Textor
Name : John Textor
Title : CEO
Address: 8881 South US Highway 1
Port St. Lucie, FL 34952

Signature Page to
Revolving Note